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ID Number: 20181313561
Document number: 20181313561
Amount Paid: $50.00
Colorado Secretary of State
Date and Time: 04/17/2018 04:19 PM
ABOVE SPACE FOR OFFICE USE ONLY

Articles of Organization
filed pursuant to sec 7-90-301 and sec 7-80-204 of the Colorado Revised Statutes (C.R.S.)

1. The domestic entity name of the limited liability company is
  ______________________________________________________.Seed Equity Properties LLC
(The name of a limited liability company  must contain the term or abbreviation "limited liability company",  "ltd. liability company", "limited liability co.", "ltd.
liability co.", "limited", "l.l.c.", "llc", or "ltd.". See  sec7-90-601,  C.R.S.)

     (Caution: The use of certain terms or abbreviations are restricted by law.  Read instructions for more information.)

2. The principal office address of the limited liability company's initial principal office is

         Street address      ______________________________________________________1660 South Albion Street
                        (Street number and name)         ______________________________________________________Suite 321

          __________________________    ____    ____________________Denver CO 80222                      (City)                      (State)             (ZIP/Postal Code)
          _______________________    ______________United States
                   (Province - if applicable)                         (Country)

         Mailing address      ______________________________________________________
         (leave blank if same as street address)                        (Street number and name or Post Office Box information)
          ______________________________________________________

          __________________________    ____    ____________________
                    (City)                      (State)             (ZIP/Postal Code)
          _______________________    ______________.
                   (Province - if applicable)                        (Country)

3. The registered agent name and registered agent address of the limited liability company's initial registered       agent are

          Name
 (if an individual)      ____________________ ______________ ______________ _____
                (Last)                (First)              (Middle)       (Suffix)                                or

              (if an entity)     ___________Budding Equity Management, Inc.___________________________________________                  (Caution:  Do not provide both an individual and an entity name.)

          Street address       ______________________________________________________1660 S. Albion Street
                        (Street number and name)         ______________________________________________________Suite 321

          __________________________   Denver   CO      ____________________80222                      (City)                      (State)                  (ZIP Code)

          Mailing address       ______________________________________________________
          (leave blank if same as street address)                        (Street number and name or Post Office Box information)
          ______________________________________________________           __________________________     CO      ____________________.
                                        (City)                      (State)             (ZIP Code)
      (The following statement is adopted by marking the box.)
     ?  The person appointed as registered agent has consented to being so appointed.

4. The true name and mailing address of the person forming the limited liability company are

          Name
 (if an individual)      ____________________ ______________ ______________ _____
                (Last)                (First)              (Middle)       (Suffix)                                or

              (if an entity)     ______________________________________________________Budding Equity Management, Inc.                  (Caution:  Do not provide both an individual and an entity name.)

          Mailing address      ______________________________________________________1660 S. Albion Street
            (Street number and name or Post Office Box information)
 ______________________________________________________Suite 321

 __________________________   Denver ____CO    ____________________80222
                           (City)                     (State)             (ZIP/Postal Code)
_______________________   ______________.United States
          (Province - if applicable)                      (Country)

               (If the following statement applies, adopt the statement by marking the box and include an attachment.)

            The limited liability company has one or more additional persons forming the limited liability                  company and the name and mailing address of each such person are stated in an attachment.

5. The management of the limited liability company is vested in
    (Mark the applicable box.)

    ?  one or more managers.

    or
      the members.

6. (The following statement is adopted by marking the box.)

    ?  There is at least one member of the limited liability company.

7. (If the following statement applies, adopt the statement by marking the box and include an attachment.)

      This document contains additional information as provided by law.

8. (Caution:  Leave blank if the document does not have a delayed effective date.  Stating a delayed effective date has       significant legal consequences.  Read instructions before entering a date.)
       (If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)
      The delayed effective date and, if applicable, time of this document is/are  __________________________.
                                     (mm/dd/yyyy hour:minute am/pm)

Notice:
Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity  with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic  statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

9. The true name and mailing address of the individual causing the document to be delivered for filing are

 ____________________ ______________ ______________ _____Betterton-Fike W Bradley
                (Last)                (First)              (Middle)       (Suffix)
          ______________________________________________________1825 York Street
            (Street number and name or Post Office Box information)
 ______________________________________________________Ste. 200
  __________________________   Denver ____CO    ________80206 ____________
                           (City)                     (State)             (ZIP/Postal Code)
_______________________   ______________.United States
          (Province - if applicable)                      (Country)

                (If the following statement applies, adopt the statement by marking the box and include an attachment.)

         This document contains the true name and mailing address of one or more additional individuals               causing the document to be delivered for filing.

Disclaimer:
This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty.  While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet.  Questions should be addressed to the user's legal, business or tax advisor(s).